Exhibit 99.1

RLI REPORTS SECOND QUARTER 2019 RESULTS

PEORIA, ILLINOIS, July 17, 2019 -- RLI Corp. (NYSE: RLI) – RLI Corp. reported second quarter 2019 net earnings of $40.5 million ($0.89 per share), compared to $33.3 million ($0.74 per share) for the second quarter of 2018. Operating earnings(1) for the second quarter of 2019 were $29.7 million ($0.66 per share) compared to $26.7 million ($0.60 per share) for the same period in 2018.

	Second Quarter		Year to Date
Earnings Per Diluted Share	2019	2018	2019	2018
Net earnings	$0.89	$0.74	$2.35	$1.01
Operating earnings (1)	$0.66	$0.60	$1.37	$1.19

(1)See discussion below: Non-GAAP and Performance Measures.

Highlights for the quarter included:

•	Underwriting income(1) of $14.9 million, resulting in a combined ratio(1) of 92.8.
•	5% increase in gross premiums written and 17% increase in investment income.
•	Favorable development in prior years’ loss reserves resulting in a $17.8 million net increase in underwriting income.
•	Book value per share of $21.43, an increase of 21% from year-end 2018, inclusive of dividends.

“We produced solid earnings, continued organic growth and strong book value growth in the second quarter,” said RLI Corp. Chairman & CEO Jonathan E. Michael. “Gross premium grew 5% in the quarter, driven by our casualty and property segments. Underwriting income was strong in our casualty and surety segments, while our property segment was impacted by $4 million in spring storm activity. Investment income was up over last year as we continue to invest operating cash flow. Declining interest rates and favorable equity market conditions also contributed to book value growth, which is up 21% year to date. Our product portfolio remains healthy and we continue to focus on providing superior service to our customers while advancing profitable growth initiatives.”

Underwriting Income

RLI achieved $14.9 million of underwriting income in the second quarter of 2019 on a 92.8 combined ratio, compared to $14.1 million on a 92.8 combined ratio in 2018. Results for both years include favorable development in prior years’ loss reserves which totaled $17.8 million and $12.4 million for 2019 and 2018, respectively.

The following table highlights underwriting income and combined ratios by segment.

Underwriting Income (loss)(1)			Combined Ratio(1)
(in millions)	2019	2018		2019	2018
Casualty	$6.9	$2.9	Casualty	95.0	97.8
Property	(0.4)	3.6	Property	101.1	90.2
Surety	8.4	7.6	Surety	71.2	74.3
Total	$14.9	$14.1	Total	92.8	92.8

(1)	See discussion below: Non-GAAP and Performance Measures.

Other Income

RLI’s net investment income for the quarter increased 16.6% to $17.0 million, compared to the same period in 2018.  The investment portfolio’s total return was 2.9% for the quarter and 7.6% for the year.

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Comprehensive earnings were $68.3 million for the quarter ($1.51 per share) compared to $25.6 million ($0.57 per share) for the same quarter in 2018. In addition to net earnings, comprehensive earnings included after-tax unrealized gains/losses from the fixed income portfolio.

Equity in earnings of unconsolidated investees was $8.5 million for the quarter compared to $7.1 million from the same period last year. These results are related to Maui Jim, Inc. ($6.5 million), a producer of premium sunglasses, and Prime Holdings Insurance Services, Inc. ($2.0 million), a specialty insurance company. For the second quarter of 2018, equity in earnings of unconsolidated investees from Maui Jim and Prime was $6.6 million and $0.5 million, respectively.

Dividends Paid in the Second Quarter of 2019

On June  20, 2019,  the company paid a regular quarterly dividend of $0.23 per share, a $0.01 increase over the prior quarter. RLI’s cumulative dividends total more than $603 million paid over the last five years.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (“non-GAAP”) financial measures in presenting the company’s results. Management believes that these non-GAAP measures better explain the company’s results of operations and allow for a more complete understanding of the underlying trends in the company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“GAAP”). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and earnings per share (EPS) from operations consist of our GAAP net earnings adjusted by the net realized gains/(losses), net unrealized gains/(losses) on equity securities and taxes related thereto. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. A reconciliation of the operating earnings and EPS from operations to the comparable GAAP financial measures is included in the 2019 financial highlights below.

Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies and is calculated as the sum of loss and settlement expenses, policy acquisition costs and insurance operating expenses, divided by net premiums earned, which are all GAAP measures.

Other News

At 10 a.m. central daylight time (CDT) tomorrow, July 18, 2019, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at https://edge.media-server.com/mmc/p/7nzwpmfn.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2018.

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About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving diverse, niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A+ (Superior) by A.M. Best Company. RLI has paid and increased regular dividends for 44 consecutive years and delivered underwriting profits for 23 consecutive years. To learn more about RLI, visit www.rlicorp.com.

Media Contact

Aaron Jacoby

Vice President, Corporate Development

309-693-5880

Aaron.Jacoby@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

		Operating Earnings Per Share
		2019	2018	2019	2018
		2nd Qtr	2nd Qtr	6 Mos.	6 Mos.
Operating Earnings Per Share(1)		$0.66	$0.60	$1.37	$1.19

Specific items included in operating earnings per share:(2) (3)
•	Favorable development in casualty prior years' reserves	$0.26	$0.12	$0.47	$0.24
•	Favorable (unfavorable) development in property prior years' reserves	$(0.01)	$0.05	$0.01	$0.06
•	Favorable development in surety prior years' reserves	$0.06	$0.05	$0.12	$0.14
•	Catastrophe impact
	▪ 2019 storms	$(0.06)	$-	$(0.07)	$-
	▪ 2018 and prior events	$-	$(0.12)	$-	$(0.15)

(1)	See discussion above: Non-GAAP and Performance Measures.
(2)	Includes incentive and profit sharing-related impacts which affected policy acquisition, insurance operating and general corporate expenses.
(3)	Reserve development reflects changes from previously estimated losses.

RLI CORP

2019 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
SUMMARIZED INCOME STATEMENT DATA:	2019	2018	% Change	2019	2018	% Change
Net premiums earned	$207,541	$196,522	5.6%	$412,230	$386,549	6.6%
Net investment income	16,998	14,577	16.6%	33,563	28,809	16.5%
Net realized gains	4,764	20,849	(77.1)%	13,832	29,253	(52.7)%
Net unrealized gains (losses) on equity securities	8,810	(12,611)	-	42,308	(39,383)	-
Consolidated revenue	$238,113	$219,337	8.6%	$501,933	$405,228	23.9%

Loss and settlement expenses	$103,919	$101,653	2.2%	$198,216	$194,074	2.1%
Policy acquisition costs	71,742	66,325	8.2%	143,034	133,059	7.5%
Insurance operating expenses	16,948	14,398	17.7%	33,615	27,783	21.0%
Interest expense on debt	1,861	1,858	0.2%	3,722	3,714	0.2%
General corporate expenses	3,283	2,641	24.3%	6,559	4,924	33.2%
Total expenses	$197,753	$186,875	5.8%	$385,146	$363,554	5.9%

Equity in earnings of unconsolidated investees	8,468	7,100	19.3%	13,782	12,266	12.4%
Earnings before income taxes	$48,828	$39,562	23.4%	$130,569	$53,940	142.1%
Income tax expense	8,361	6,311	32.5%	24,629	8,473	190.7%
Net earnings	$40,467	$33,251	21.7%	$105,940	$45,467	133.0%

Other comprehensive earnings (loss), net of tax	27,864	(7,675)	-	57,165	(34,073)	-
Comprehensive earnings	$68,331	$25,576	167.2%	$163,105	$11,394	-

Operating earnings(1):

Net earnings	$40,467	$33,251	21.7%	$105,940	$45,467	133.0%
Less:
Realized gains	(4,764)	(20,849)	(77.1)%	(13,832)	(29,253)	(52.7)%
Income tax on realized gains	1,001	4,378	(77.1)%	2,905	6,143	(52.7)%
Unrealized (gains) losses on equity securities	(8,810)	12,611	-	(42,308)	39,383	-
Income tax on unrealized gains (losses) on equity securities	1,849	(2,648)	-	8,884	(8,270)	-
Operating earnings	$29,743	$26,743	11.2%	$61,589	$53,470	15.2%

Return on Equity:
Net earnings (trailing four quarters)				14.2%	12.2%
Comprehensive earnings (trailing four quarters)				20.7%	9.7%

Per Share Data:
Diluted:
Weighted average shares outstanding (in 000's)	45,219	44,742		45,056	44,853

Net earnings per share	$0.89	$0.74	20.3%	$2.35	$1.01	132.7%
Less:
Realized gains	(0.10)	(0.46)	(78.3)%	(0.30)	(0.65)	(53.8)%
Income tax on realized gains	0.02	0.10	(80.0)%	0.06	0.14	(57.1)%
Unrealized (gains) losses on equity securities	(0.19)	0.28	-	(0.94)	0.88	-
Income tax on unrealized gains (losses) on equity securities	0.04	(0.06)	-	0.20	(0.19)	-
EPS from operations(1)	$0.66	$0.60	10.0%	$1.37	$1.19	15.1%

Comprehensive earnings per share	$1.51	$0.57	164.9%	$3.62	$0.25	-

Cash dividends per share - ordinary	$0.23	$$0.22	4.5%	$0.45	$0.43	4.7%

Net Cash Flow provided by Operations	$74,560	$84,607	(11.9)%	$105,347	$100,000	5.3%

(1)	See discussion above: Non-GAAP and Performance Measures.

RLI CORP

2019 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	June 30,	December 31,
	2019	2018	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income	$1,865,613	$1,760,515	6.0%
(amortized cost - $1,809,429 at 6/30/19)
(amortized cost - $1,776,465 at 12/31/18)
Equity securities	421,801	340,483	23.9%
(cost - $259,177 at 6/30/19)
(cost - $220,373 at 12/31/18)
Other invested assets	55,196	51,542	7.1%
Cash and cash equivalents	72,187	41,690	73.2%
Total investments and cash	$2,414,797	$2,194,230	10.1%

Premiums and reinsurance balances receivable	158,559	152,576	3.9%
Ceded unearned premiums	78,957	71,174	10.9%
Reinsurance balances recoverable on unpaid losses	362,310	364,999	(0.7)%
Deferred policy acquisition costs	85,952	84,934	1.2%
Property and equipment	53,580	54,692	(2.0)%
Investment in unconsolidated investees	108,977	94,967	14.8%
Goodwill and intangibles	54,330	54,534	(0.4)%
Other assets	57,647	32,959	74.9%
Total assets	$3,375,109	$3,105,065	8.7%

Unpaid losses and settlement expenses	$1,506,279	$1,461,348	3.1%
Unearned premiums	513,819	496,505	3.5%
Reinsurance balances payable	21,227	22,591	(6.0)%
Funds held	76,331	72,309	5.6%
Income taxes - deferred	50,487	24,238	108.3%
Bonds payable, long-term debt	149,208	149,115	0.1%
Accrued expenses	41,046	45,124	(9.0)%
Other liabilities	56,764	26,993	110.3%
Total liabilities	$2,415,161	$2,298,223	5.1%
Shareholders' equity	959,948	806,842	19.0%
Total liabilities & shareholders' equity	$3,375,109	$3,105,065	8.7%

OTHER DATA:

Common shares outstanding (in 000's)	44,787	44,504

Book value per share	$21.43	$18.13	18.2%
Closing stock price per share	$85.71	$68.99	24.2%

Statutory surplus	$984,857	$829,775	18.7%

RLI CORP

2019 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended June 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2019

Gross premiums written	$189,123		$64,360		$29,788		$283,271
Net premiums written	153,636		49,111		28,343		231,090
Net premiums earned	138,344		39,972		29,225		207,541
Net loss & settlement expenses	80,121	57.9%	22,597	56.5%	1,201	4.1%	103,919	50.1%
Net operating expenses	51,284	37.1%	17,811	44.6%	19,595	67.1%	88,690	42.7%
Underwriting income (loss) (1)	$6,939	95.0%	$(436)	101.1%	$8,429	71.2%	$14,932	92.8%

2018

Gross premiums written	$178,521		$58,255		$33,039		$269,815
Net premiums written	149,635		45,395		31,701		226,731
Net premiums earned	129,613		37,190		29,719		196,522
Net loss & settlement expenses	81,430	62.8%	17,149	46.1%	3,074	10.3%	101,653	51.7%
Net operating expenses	45,329	35.0%	16,394	44.1%	19,000	64.0%	80,723	41.1%
Underwriting income (loss) (1)	$2,854	97.8%	$3,647	90.2%	$7,645	74.3%	$14,146	92.8%

Six Months Ended June 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2019

Gross premiums written	$341,230		$113,381		$59,572		$514,183
Net premiums written	278,538		86,433		56,790		421,761
Net premiums earned	275,244		78,718		58,268		412,230
Net loss & settlement expenses	160,575	58.3%	35,530	45.1%	2,111	3.6%	198,216	48.1%
Net operating expenses	102,387	37.2%	35,378	45.0%	38,884	66.8%	176,649	42.8%
Underwriting income (loss) (1)	$12,282	95.5%	$7,810	90.1%	$17,273	70.4%	$37,365	90.9%

2018

Gross premiums written	$318,976		$104,162		$63,541		$486,679
Net premiums written	267,951		81,285		60,941		410,177
Net premiums earned	255,463		72,372		58,714		386,549
Net loss & settlement expenses	160,399	62.8%	30,249	41.8%	3,426	5.8%	194,074	50.2%
Net operating expenses	90,649	35.5%	32,594	45.0%	37,599	64.0%	160,842	41.6%
Underwriting income (loss) (1)	$4,415	98.3%	$9,529	86.8%	$17,689	69.8%	$31,633	91.8%

(1)	See discussion above: Non-GAAP and Performance Measures.